As filed with the Securities and Exchange Commission on December 28, 2000

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CHAMPION ENTERPRISES, INC.
             (Exact name of Registrant as Specified in Its Charter)

           Michigan                                              38-2743168
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)



          2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
    (Address of Principal Executive Offices)              (Zip Code)

             2000 Stock Compensation Plan for Nonemployee Directors
                            (Full Title of the Plan)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                         2701 Cambridge Court, Suite 300
                          Auburn Hills, Michigan 48326
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (248) 340-9090

                                    Copy to:
                               D. Richard McDonald
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                        Bloomfield Hills, Michigan 48304

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
  Title of Securities         Amount To Be          Proposed Maximum          Proposed Maximum            Amount of
    to be Registered            Registered      Offering Price Per Share   Aggregate Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------------------
   Common Stock,                128,901*                    *                         *                       *
   $1.00 par value
-------------------------------------------------------------------------------------------------------------------------
   Common Stock,                1,200,000                $2.53**                 $3,036,000**          $759.00      **
   $1.00 par value
-------------------------------------------------------------------------------------------------------------------------


*Represents shares previously registered on Form S-8 for the 1995 Stock Retainer Plan for Nonemployee Directors (File No. 33-58973) and the 1991 Stock Plan for Directors (File No. 33-41957), which plans have been replaced by the 2000 Stock Compensation Plan for Nonemployee Directors. The total filing fee associated with registration of these shares was $646.07.
**Estimated solely for purposes of computing the Registration Fee, at $2.53 per share, the average price for shares of the Common Stock on December 21, 2000, as reported on the New York Stock Exchange, pursuant to Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Champion Enterprises, Inc. ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Paragraph (a) above.

         (d) The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A, No. 1-9751 filed under the Securities Exchange Act of 1934.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities.

         The description of securities being offered is set forth in Item 3(d).

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         Michigan Business Corporation Act

         The Company is organized under the Michigan Business Corporation Act (the "Michigan Act") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The Michigan Act also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

         The Michigan Act also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

         Bylaws of the Registrant

         The Company's Bylaws generally require the Registrant to indemnify officers and directors to the fullest extent legally possible under the Michigan Act and provide that similar indemnification may be afforded employees and agents.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

         4.1      2000 Stock Compensation Plan for Nonemployee Directors

         4.2 First Amendment to the 2000 Stock Compensation Plan for Nonemployee Directors

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5)

         24       Power of Attorney (see "Signatures")

Item 9.  Undertakings.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan on December 28, 2000.

                                     CHAMPION ENTERPRISES, INC.



                                     By:   /s/ WALTER R. YOUNG
                                        ----------------------------------------
                                           Walter R. Young
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 28, 2000.



                                      Title

/s/ WALTER R. YOUNG                   Chairman of the Board of Directors, President and Chief
----------------------------------    Executive Officer (Principal Executive Officer)
Walter R. Young

/s/ ANTHONY S. CLEBERG                Executive Vice President and Chief Financial Officer
----------------------------------    (Principal Financial Officer)
Anthony S. Cleberg

/s/ RICHARD HEVELHORST                Vice President and Controller
----------------------------------    (Principal Accounting Officer)
Richard Hevelhorst


/s/ ROBERT W. ANESTIS                 Director
----------------------------------
Robert W. Anestis


/s/ SELWYN ISAKOW                     Director
----------------------------------
Selwyn Isakow


/s/ ELLEN R. LEVINE                   Director
----------------------------------
Ellen R. Levine

/s/ BRIAN D. JELLISON                 Director
----------------------------------
Brian D. Jellison


/s/ GEORGE R. MRKONIC                 Director
----------------------------------
George R. Mrkonic


/s/ CARL L. VALDISERRI                Director
----------------------------------
Carl L. Valdiserri

                                INDEX TO EXHIBITS




Exhibit
Number                                 Description

 4.1        2000 Stock Compensation Plan for Nonemployee Directors

 4.2        First Amendment to the 2000 Stock Compensation Plan for Nonemployee
            Directors

  5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

 23.1       Consent of PricewaterhouseCoopers LLP

 23.2       Consent of Dykema Gossett PLLC (contained in Exhibit 5)

  24        Power of Attorney (see "Signatures")